INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Specimen of Share Certificate*

(5)               Advisory Agreement*

(6)(i)            Underwriting Agreement*

(6)(ii)           Form of Underwriter's Dealer Agreement*

(7)               Inapplicable

(8)               Custody Agreement*

(9)(i)            Administrative Services Agreement*

(9)(ii)           Accounting Services Agreement*

(9)(iii)          Transfer, Dividend Disbursing, Shareholder
                  Service and Plan Agency Agreement*

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Public Accountants

(12)-(13)         Inapplicable

(14)(i)           The Leeb Personal FinanceTM Individual
                  Retirement Account Plan*

(14)(ii)          The Leeb Personal FinanceTM 403(b)
                  Retirement Plan*

(14)(iii)         Defined Contribution Plan*

(15)              Inapplicable

(16)              Computations of Performance Quotations*

(17)              Financial Data schedule

(18)              Inapplicable
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*        Incorporated by reference to the Trust's registration
         statement on Form N-1A.

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